UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 20, 2013

CENTER BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

New Jersey	2-81353	52-1273725
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

2455 Morris Avenue, Union, New Jersey	07083
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (800) 862-3683

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 20, 2013, Center Bancorp, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”), for which the Board of Directors solicited proxies. At the Annual Meeting, the shareholders voted on the proposals set forth below, as described in the Company’s definitive proxy materials filed with the SEC on April 15, 2013.

On April 1, 2013, the record date for the Annual Meeting, there were a total of 16,348,915 shares of common stock outstanding and entitled to vote at the Annual Meeting. A total of 14,558,539 shares of common stock were represented in person or by proxy at the Annual Meeting. The proposals voted on and approved by the shareholders at the Annual Meeting, and the final voting results with respect to such proposals, were as follows:

Proposal 1: The election of nine persons to serve as directors for one year terms. The following is a list of the directors elected at the Annual Meeting with the number of votes For and Withheld, as well as the number of Abstentions and Broker Non-Votes:

Name	For	Withheld	Abstentions/Broker Non-Votes
Alexander A. Bol	11,303,652	216,673	3,038,214
Anthony C. Weagley	11,395,048	125,277	3,038,214
Frederick S. Fish	11,392,799	127,526	3,038,214
Howard Kent	11,395,665	124,660	3,038,214
Nicholas Minoia	11,400,267	120,058	3,038,214
Harold Schechter	11,353,638	166,687	3,038,214
Lawrence B. Seidman	10,853,477	666,848	3,038,214
William A. Thompson	11,259,523	260,802	3,038,214
Raymond Vanaria	11,398,451	121,874	3,038,214

Proposal 2: The ratification of the appointment of ParenteBeard LLC as the Company’s independent registered public accounting firm for 2013 was approved. The number of votes For and Against with regard to this proposal, as well as the number of Abstentions was as follows:

For: 14,509,110; Against: 33,623; Abstentions: 15,806; Broker Non-Votes: 0.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTER BANCORP, INC.

By:	/s/ Joseph D. Gangemi
Name:	Joseph D. Gangemi
Title:	Vice President & Corporate Secretary

Date: May 23, 2013